UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2006

Pemco Aviation Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13829	84-0985295
(State of Incorporation)	(Commission File Number)	(IRS Employer IdentificationNumber)

1943 North 50th Street

Birmingham, Alabama 35212

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (205) 592-0011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 13, 2006, the Board of Directors of Pemco Aviation Group, Inc. (the “Company”) appointed Hugh Steven Wilson as a Class II director to fill the vacancy on the Board created by the resignation of Mark K. Holdsworth on February 6, 2006. Additionally, Mr. Wilson has been appointed to serve on the Finance Committee. There are no arrangements or understandings between Mr. Wilson or any other person pursuant to which he was selected as a director, nor are there any transactions between Mr. Wilson and the Company or any of its subsidiaries that would be required to be reported pursuant to Item 404(a) of Regulation S-K as promulgated under the Securities Act of 1933, as amended.

Mr. Wilson is the Managing Partner of Tennenbaum Capital Partners, LLC, which manages private funds with assets over $3.5 billion. Prior to joining Tennenbaum Capital Partners, LLC, Mr. Wilson was a senior partner in the international law firm of Latham & Watkins and specialized in mergers and acquisitions. He was the Global Co-Chair of Latham & Watkins’ Mergers and Acquisitions Practice Group and Chairman of the national Litigation Department and the national Mergers and Acquisitions Litigation Practice Group.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2006	PEMCO AVIATION GROUP, INC.

	By:	/s/ John R. Lee
	Name:	John R. Lee
	Title:	Senior Vice President and Chief Financial Officer